Exhibit 10

NOTE REPAYMENT AND LOAN TERMINATION AGREEMENT

This NOTE REPAYMENT AND LOAN TERMINATION AGREEMENT (this “Agreement”) is executed July 31, 2024, but effective as of July 1, 2024 (the “Effective Date”), is entered into by between

•	Petroleum Independent & Exploration, LLC, a Nevada limited liability company (“Lender”);
•	Empire Texas LLC, a Delaware limited liability company (“Borrower”); and
•	Empire Petroleum Corporation, a Delaware corporation (“Empire” and, together with Lender and Borrower, collectively, the “Parties” and each, a “Party”).

RECITALS

A.	Loan Agreement, Promissory Note, and JDA. Lender and Borrower have previously entered into the Term Loan Agreement dated August 6, 2020 (the “Loan Agreement”), and the related Promissory Note dated August 6, 2020 (the “Promissory Note”). The Parties and certain affiliates also previously entered into the Joint Development Agreement dated August 1, 2020 (the “JDA”). Capitalized terms are used in this Agreement as defined in the Loan Agreement or the JDA unless otherwise noted.
B.	Termination. The Parties wish to repay the Promissory Note in full and terminate the Loan Agreement in the manner set forth herein. Concurrently, the JDA will be terminated pursuant to the JDA Termination Agreement dated as of the date hereof between the parties to the JDA (the “JDA Termination Agreement”).

NOW THEREFORE, the Parties agree as follows:

1.            Outstanding Loan Amount

(a)	Under Section 1(d) of the Loan Agreement, all net cash proceeds of the Assigned Interest received by Lender from time to time pursuant to the Assignment and BOS for each Workover Wellbore (referred to in the Loan Agreement collectively as the “Wellbore Assignment”) were to be applied to repay outstanding principal and pay all accrued interest on outstanding Loan Advances and other Obligations due and owing from time to time.
(b)	As noted in the JDA Termination Agreement, no Assignment and BOS was executed for any of the Workover Wellbores. However, Lender and Borrower did allocate net cash proceeds of hydrocarbon sales from the Workover Wellbores to repayment of outstanding Obligations under the Promissory Note from time to time.
(c)	The Parties hereby (i) ratify and confirm all such prior allocations of net cash proceeds of hydrocarbon sales from the Workover Wellbores and (ii) agree that the aggregate outstanding amount of principal and accrued interest under the Loan as of the Effective Date is equal to US$1,060,004.00 (the “Outstanding Loan Amount”).

2.            Repayment

(a)	As repayment in full of the Outstanding Loan Amount and all other Obligations, Borrower shall cause Empire to, and Empire shall, issue to Lender 205,427 shares of Empire common stock par value $0.001 with an aggregate agreed value equal to the Outstanding Loan Amount based on an agreed price of $5.16 per share, which was the closing price of the common stock on the last trading day immediately prior to the Effective Date (June 28, 2024) (collectively, the “Loan Repayment Shares”).
(b)	Empire shall use its commercial best efforts to cause the NYSE American to approve a supplemental listing application related to the Loan Repayment Shares (“SLAP Approval”) and shall issue the Loan Repayment Shares to Lender promptly after SLAP Approval. The date on which the Loan Repayment Shares are issued to Lender is referred to herein and in the JDA Termination Agreement as the “Termination Date”.

3.            Termination and Release

On and as of the Termination Date, (a) all Obligations will be deemed repaid in full, the Promissory Note will be deemed cancelled, and the Loan Agreement will be deemed terminated, and (b) each of Lender and Borrower waives and releases the other Party from all past and further obligations under or related to the Loan Agreement and the Promissory Note or either of them.

4.            Issue of Loan Repayment Shares.

Each Loan Repayment Share issued to Lender shall be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights, and free of any lien or encumbrance (except to the extent of any lien or encumbrance created by the action or inaction of Lender). All Loan Repayment Shares will be restricted securities and issued in the form of book entries with Empire’s transfer agent. Lender will be deemed to become the holder of record of the Loan Repayment Shares as of the close of business in New York City on the Termination Date, conferring, as of such time, upon Lender, without limitation, all voting and other rights appurtenant to the Loan Repayment Shares. Empire will pay any documentary, stamp, or similar issue or transfer tax or duty due on the issue of the Loan Repayment Shares.

5.            Repayment Deadline; Termination

(a)	Amendments to the Loan Agreement. The Loan Agreement is hereby amended as of the Effective Date as follows: (i) interest shall stop accruing on the Outstanding Loan Amount under the Promissory Note effective as of July 1, 2024, (ii) Lender shall have no further commitment under Section 1(a) to make Loan Advances, (iii) Section 5(b)(i)(B) is deleted, and (iv) the definition of the “Maturity Date” in the Loan Agreement is amended and restated so that it reads in its entirety as follows: “Maturity Date” means the earliest to occur of (i) December 31, 2024 or (ii) the date of any demand by Lender under Section 5(b)(i)(A)”.
(b)	SLAP Approval Deadline. In the event SLAP Approval has not occurred on or before August 31, 2024 (the “SLAP Approval Deadline”), (i) interest shall resume accruing on the Outstanding Loan Amount under the Promissory Note effective as of September 1, 2024, and (ii) the Parties shall promptly meet and discuss an alternative payment of the Outstanding Loan Amount and/or further extension of the Maturity Date. In the event no agreement in writing on such alternative payment and/or extension is reached by December 31, 2024, any Party may terminate this Agreement (which also terminates the JDA Termination Agreement under the terms thereof) by providing the other Parties written notice, after which no Party shall have any further obligation or liability to the other Parties under this Agreement or the JDA Agreement.

6.            Miscellaneous

(a)	Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(b)	Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Texas and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.
(c)	Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
(d)	Further Assurances. The parties hereto agree to execute and deliver all such other papers and documents and to take such other further actions that may be reasonably necessary or appropriate to carry out the terms of this Agreement.
(e)	Entire Agreement; Amendment. This Agreement and the JDA Termination Agreement contain the entire agreement among the Parties with respect to the subject matter hereof and thereof and there are no agreements, understandings, representations, or warranties regarding the subject matter hereof that are not set forth herein or therein. This Agreement may not be amended, restated or revised except by a writing signed by each of the Parties.

(f)	Notices. All demands, approvals, communications and notices required or permitted by this Agreement shall be in writing and may be made by letter or e-mail to the following addresses:

If to any Empire Party, to:

1203 E. 33rd Street, Suite 250

Tulsa, Oklahoma 74105

Email: mike@empirepetrocorp.com

Attention: Michael Morrisett

If to any PIE Party, to:

25025 I-45 North, Suite 420

The Woodlands TX 77380

Email: phil@mulacek.com

             sterling@pieoperating.com

Attention: Phil Mulacek and Sterling Mulacek

Any demands, approvals, communication, document or notices made or delivered to any Party under or in connection with this Agreement will only be effective (i) if by way of email, when received in legible form; or (ii) if by way of letter, when it has been left at the above address (or such other address as informed from time to time) or five (5) business days after being deposited in the post postage prepaid in an envelope addressed to the above address (or such other address as informed from time to time).

(g)	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute but one instrument, and in the event any signature is delivered by facsimile or “pdf” transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” were an original thereof.
(h)	Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity or enforceability of any other provision hereof.
(i)	Captions. The captions herein have been inserted solely for convenience of reference and in no way define, limit, or describe the scope or substance of any provision of this Agreement.

(j)	Interpretation. All pronouns used herein shall include the masculine, feminine, and neuter gender as the context requires. All defined terms shall include both the plural and singular case as the context requires.
(k)	Restriction on Assignment. Notwithstanding anything herein to the contrary, no Party may assign this Agreement without obtaining the prior written approval of each other Party. Any attempted assignment in violation of this Section 3(k) by any Party shall be void.
(l)	Waiver. THE PARTIES HERETO DO HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WHETHER ARISING OUT OF, UNDER OR BY REASON OF THIS AGREEMENT OR ANY ASSIGNMENT OR TRANSACTION HEREUNDER. THE PARTIES UNDERSTAND THAT LENDER IS RELYING ON THIS WAIVER IN ACCEPTING THE LOAN REPAYMENT SHARES AS REPAYMENT IN FULL OF THE OUTSTANDING OBLIGATIONS AND IN EXECUTING AND DELIVERING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PETROLEUM INDEPENDENT & EXPLORATION, LLC	EMPIRE PETROLEUM CORPORATION

/s/ Sterling A. Mulacek	/s/ Michael R. Morrisett
Name: Sterling A. Mulacek	Name: Michael R. Morrisett
Title: Manager	Title: President and CEO

EMPIRE TEXAS LLC

By: Empire Petroleum Corporation, its sole member

/s/ Michael R. Morrisett
Name: Michael R. Morrisett
Title: President and CEO